Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: May. 05. 2008 / 11:00AM ET

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

Ryan McGrath
Lambert, Edwards & Assoc. - IR

Leigh Abrams
Drew Industries - President, CEO

Fred Zinn
Drew Industries - EVP, CFO

Jason Lippert
Drew Industries - Dir., CEO of Lippert Components

David Webster
Drew Industries - Dir., President and CEO of Kinro

CONFERENCE CALL PARTICIPANTS

Kathryn Thompson
Avondale Partners - Analyst

John Diffendal
BB&T Capital Markets - Analyst

Scott Stember
Sidoti & Co. - Analyst

Ed Aaron
RBC Capital Markets - Analyst

Arnold Brief
Goldsmith & Harris - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the 2008 Drew Industries Inc. first-quarter earnings conference call. At this time all participants are in a listen-only mode. We will be conducting a question-and-answer session towards the end of today's conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I will now turn your call over to Mr. Ryan McGrath with Lambert, Edwards & Assoc. Please proceed.

Ryan McGrath - Lambert, Edwards & Assoc. - IR

Thank you. Good morning, everyone. Welcome to Drew Industries' 2008 first-quarter conference call. I'm Ryan McGrath with Lambert, Edwards & Assoc., Drew's Investor Relations firm, and I have with me today members of Drew's management team including Leigh Abrams, President, CEO and a Director of Drew; David Webster, President and CEO of Kinro and a Director of Drew; Jason Lippert, President and CEO of Lippert Components and a Director of Drew; and Fred Zinn, Executive Vice President and CFO of Drew.

We want to take a few minutes to discuss our quarterly results. However, before we do so it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws. As a result I must caution you that there a number of factors, many of which are beyond the Company's control, which may cause actual results and events to differ materially than those described in the forward-looking statements. These risk factors are identified in our press releases and in our latest Form 10-K filed with the SEC. With that I'd like to turn the call over to Leigh Abrams. Leigh?

Leigh Abrams - Drew Industries - President, CEO

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

Thank you, Ryan. Good morning and welcome to all of you on this call and to all of those listening on the Internet. It appears that 2008 is turning out to be a very challenging year for us. The turmoil in the real estate industry and the mortgage markets and the focus on recession all have severely impacted consumer confidence which was recently at the lowest level in the last five years.

Generally under such conditions purchases of discretionary big-ticket items such as RV and boats slow down. However, in spite of these conditions we are pleased with our first-quarter results. Although net income is down slightly from last year's first quarter we continue to make progress.

Our cash position is strong and we recently announced an agreement in principle to acquire Seating Technologies, a company in the RV industry with sales of $40 million that has a potential to generate significant growth in synergies when combined with our existing operations. In addition, it will create an entire new product category for Drew. We expect to pay for the acquisition with existing cash.

The RV industry spent much of 2007 reducing inventory levels. And then late in 2007, just as dealers appeared satisfied with their inventory levels, talk of recession intensified, retail traffic slowed and accordingly dealers were compelled to reduce inventory levels even further. As a result RV shipments of travel trailers and fifth wheel RVs to dealers by our customers were down 8% for the 2008 first quarter, but down more than 14% for the month of March alone. Shipments of motor homes in the quarter were down 25%.

RV sales represent about 78% of Drew's consolidated sales with more than 90% of such sales being for travel trailers and fifth wheel RVs and just 3% being from motor homes with the balance to specialty trailers.

To our pleasant surprise, shipments of manufactured homes were actually up about 2% in January and February, but were then down 11% in March resulting in a decline of about 3% for the 2008 first quarter. This is certainly some improvement from the 18% decline in 2007 and the nearly 75% decline since 1998.

On the bright side sales of single section manufactured homes were up 18% in the 2008 first quarter. This increase is apparently the result of traditional buyers of manufactured homes who in the past had temporarily turned to site built homes financed by readily available subprime mortgages are now returning to buy affordable manufactured homes.

However, shipments of multisection homes where our product content for multisection homes is greater than single section homes, those were down 12% in the quarter partially due to retirees still being unable or unwilling to sell their primary residence and thus not being in the market to purchase a manufactured home.

Continuing evidence of this is the 43% decline in 2007 of sales of manufactured homes in the three major retirement states of California, Florida and Arizona. Shipments of manufactured homes to these states in the 2008 first quarter were down 30% despite easy comps to last year.

Another positive note for the manufactured housing industry is the possibility of new Title 1 legislation that will increase the amount that the FHA will be permitted to guarantee a manufactured housing channel mortgage from less than $50,000 to about $70,000. If this legislation is finally enacted it could represent a good boost for the manufactured housing industry.

The remainder of 2008 remains a puzzle. My gut tells me that the RV total sales will be down more than 10% which conforms to the projection by the RVIA of a 13% decline in shipments of travel trailer and fifth wheel RVs. My gut also tells me that this may be the first year that is not aided by hurricane-related housing in a long time that we will see the manufactured housing industry report flat to slightly up shipments.

Despite these not so optimistic projections I am confident that Drew will continue to show good results, although likely not equal to last year, because of our long-standing strategy of new product introductions, market share growth, strategic acquisitions and operational efficiencies.

It is usual for me at this point in my remarks to thank David and Jason for the fantastic job that they do and to acknowledge the benefits of our top management team for Drew. I do so again today, but also want to thank Fred Zinn.

Before I ask Fred to discuss our financial results I again want to congratulate him on becoming Drew's President later this month. This is a well deserved promotion for someone that I have the greatest confidence in. Fred is not only very smart and very hard-working, but is also very practical and creative and knows how to get a job done. It is with great pleasure that I now ask Fred to make his report.

Fred Zinn - Drew Industries - EVP, CFO

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

Thank you, very much, Leigh. I really do appreciate your confidence and your kind words. As most of you know, Leigh and I have worked together as a team for many years now, and I believe that we have the same perspective on Drew's strengths and how to capitalize on those strengths to grow profitably. Those of you who have met with Leigh and me know that we are both committed to helping Drew continue the kind of outstanding performance our stockholders have come to expect.

Further, I'm extremely confident that Joe Giordano, who will be appointed Drew's CFO at our Board meeting later this month, is fully prepared for his new role. Joe has made my job much, much easier over the past five years that he's been the corporate controller. He's had broad responsibility for financial reporting, monitoring internal controls and cash management and he's played a key leadership role in our corporate office. I know he's well versed for the responsibilities of becoming CFO.

But for now I still need to fulfill my role as CFO, so I'll try and add a little color to our first-quarter results. The key to our performance this quarter, and to our potential for the balance of the year, is that we've prepared for the current economic and industry downturn through cost-cutting, facility consolidations and improved production efficiencies that were accomplished in late 2006 and throughout 2007.

Cost reductions to date added $1.4 million to first-quarter operating profit and are expected to add more than $4 million to operating profit for the full year. As a result of these efforts, which are continuing, we enter 2008 with an even stronger balance sheet and more productive workforce which will allow us to meet the challenges and take advantage of the opportunities presented in the current slowdown.

Our first-quarter results were well described in the press release; however, since so much has changed in our operations throughout 2007 it's worth making some comparisons of our first-quarter results to the results for the fourth quarter of 2007. Both the first quarter and fourth quarter are typically seasonally slow periods for us. Sales in Q1 increased $21 million compared to the fourth quarter and segment operating profit increased $3.9 million or 18% of the increase in sales, that's a little less than the 20% incremental margin we typically use as an approximation.

As usual there were many pluses and minuses impacting our results this quarter, but their net impact on gross profit was not material this quarter. However, SG&A costs increased about $1.9 million between the fourth quarter and the first quarter. Higher incentive bonuses as a result of the higher profit levels accounted for about $600,000 of the increase in SG&A.

As most of you know, we set aside about 20% of operating profit in excess of an acquisition adjusted hurdle for incentive compensation. We believe that our incentive compensation program has been a key factor in the Company's ability to outperform our industries over the years.

A $250,000 increase in stock option expense this quarter also impacted SG&A. In November 2007 we granted options to more than 125 employees which will be expensed over the five-year vesting period. Total non-cash stock-based compensation expense should aggregate about $3.7 million this year compared to $2.5 million in 2007.

Historically we've granted options every other year, but to provide more timely incentives to employees, beginning in 2008 we'll grant options annually for about half the value of the previous grants. The five-year vesting period of employee options provides both long-term incentives and provides a means to retain key managers.

We also experienced a modest increase in bad debt expense compared to the fourth quarter, largely because of a reduction in this expense in the fourth quarter of 2007. While our accounts receivable are currently being collected very timely with only 20 days of sales outstanding, in this kind of economy this is a risk area that we have to monitor very closely. We have extremely capable credit managers that have been through business cycles of this type in the past and we're confident in their ability to manage through this current credit cycle.

The remaining increase in SG&A equals a little more than 3% of the increase in sales which approximates our variable selling and delivery costs. Looking to the future the balance of the year is likely to be difficult for the RV industry. Further, our operating management has the task of dealing with significant increases in the cost of steel and aluminum. If the costs of these raw materials remain at these peak levels it will add between $60 million and $70 million annually to our cost of sales.

While we have and will continue to make every effort to improve efficiencies and reduce overhead costs, raw material cost increases of this magnitude require that we obtain significant price increases from our customers. Unfortunately these cost increases come at a challenging time with the downturn in both the economy and our industries. Further, our customers face significant price increases from other suppliers as well.

As in the past we've done all that we can to defer price increases to customers for as long as we could. For instance, by prebuying certain raw materials at lower prices to the greatest extent possible. At this point it's too early to estimate the timing and net impact of higher raw material costs and increased selling prices. In the past we've been able to offset the impact of raw material cost increases and we anticipate that we'll largely be able to do the same this year, although there could be a difference in the timing of the increases in costs and sales prices over the next several months.

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

While these are difficult challenges, we have the best operating management team in the industry and they've successfully dealt with similar conditions in the past. Leigh and I are confident that they will effectively deal with today's challenges as well and we all remain highly motivated to ensure Drew's continued success.

Strong prepared companies like Drew often stand to gain in difficult times like these. Drew has an extremely strong balance sheet and the resources needed to take advantage of strategic acquisition and other profitable opportunities that may be presented in this difficult economic environment. Acquisitions have been and continue to be a key ingredient in Drew's profitable growth. Now I'll turn it back to Leigh.

Leigh Abrams - Drew Industries - President, CEO

Thank you, Fred. Again, congratulations. More than happy to take questions now.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Kathryn Thompson, Avondale Partners.

Kathryn Thompson - Avondale Partners - Analyst

Thanks. First on your manufactured housing operating margins, in the previous quarter they benefited from product eliminations and (inaudible) which has done a nice job year-over-year with margin improvement in that segment again. Did you see a similar impact in the first quarter and to what do you attribute the overall year-over-year improvement in margins in that segment?

Fred Zinn - Drew Industries - EVP, CFO

Yes, I think it was largely, as we had mentioned in prior quarters, due to the dropping of some of the lower margin business. I think we were able to improve some margins in some other products. It was partly product mix. We have obviously different margins in various different product categories. You put all three of those together and I think that's what helped this year -- on top of (multiple speakers).

Kathryn Thompson - Avondale Partners - Analyst

In the previous quarter you said it had about a $1 million to $2 million impact. Would it be similar in this quarter or would you say it was a bigger impact?

Fred Zinn - Drew Industries - EVP, CFO

A $1 million to $2 million impact on what?

Kathryn Thompson - Avondale Partners - Analyst

Positive impact in the previous quarter, just the whole product elimination, that was just your own estimation.

Fred Zinn - Drew Industries - EVP, CFO

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

I don't remember making that estimate. I'm sure you're right, but I would say in that order, maybe that's a little high.

Kathryn Thompson - Avondale Partners - Analyst

Okay, okay. I assume that on the commodity pricing pressure -- and you'll have to forgive me -- this has been a constant theme since 2004. But do you feel incrementally that prices have been more severe in increases today versus say February or March, when you last reported numbers?

Leigh Abrams - Drew Industries - President, CEO

Price increases have continued to go up. The biggest price increases are probably coming April and May, but they've been going up all year, just about every month. And again, I look back to '04 when price increases doubled and tripled. And again David and Jason were very successful in doing what they had to do. Jason, do you want to add anything to that? And I'm going to ask David the same.

Jason Lippert - Drew Industries - Dir., CEO of Lippert Components

No, I think Kathryn said that the -- it's been steady since '04, and it is just one of those situations where we have to evaluate everything and do what we have done in the past. I think we've had to do it twice or three times since then, and it is just another one of those times we have to evaluate everything and get back out to the market and educate the customers.

Kathryn Thompson - Avondale Partners - Analyst

Do you think it will be more difficult this time around than in previous cycles?

Leigh Abrams - Drew Industries - President, CEO

David, do you want to add anything?

David Webster - Drew Industries - Dir., President and CEO of Kinro

It is always difficult to go out to the industry with price increases, but the problem -- you know, this is nothing new for us. We have had price increases for the last 28 years, raw materials going up. It just so happens that we are in the middle of a campaign trail that really doesn't need to last for two years, and I think it is having a tremendous effect on the economy. But yes, we will handle it the same way we always handled it. It is a tough road out there.

Leigh Abrams - Drew Industries - President, CEO

Thank you, David.

Kathryn Thompson - Avondale Partners - Analyst

But overall just from your perspective, Leigh, do you see this as incrementally tougher today than it was?

Leigh Abrams - Drew Industries - President, CEO

Well, it is always tough. David and Jason both said it is always tough to put through price increases, particularly in a down economy, but we are confident they will do what they have to do.

Kathryn Thompson - Avondale Partners - Analyst

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

Okay. What is the potential -- your Seating Technology, I know that there are other potential targets out there. What is the total potential market for that particular new segment?

Leigh Abrams - Drew Industries - President, CEO

Probably $100 million, but, Jason, do you want to add to that?

Jason Lippert - Drew Industries - Dir., CEO of Lippert Components

What was the question?

Leigh Abrams - Drew Industries - President, CEO

What's the total market for Seating Technologies? They have them for $40 million, what do you think the total furniture market is? I said $100 million and I think that's the number that they've thrown out.

Jason Lippert - Drew Industries - Dir., CEO of Lippert Components

I'd say somewhere in the neighborhood of -- you consider all their different business units probably $150 million, somewhere in there, (inaudible).

Leigh Abrams - Drew Industries - President, CEO

The problem is you look firstly only at the total RV market where they supply right now, but there are other markets that we would like to take them into so that would expand that base.

Jason Lippert - Drew Industries - Dir., CEO of Lippert Components

Well, between motor homes and mattresses and all the other design and decorator work that they do, it's bigger than just the seating portion of it.

Kathryn Thompson - Avondale Partners - Analyst

Okay. I was just trying to get -- partially given a total market potential and I was just trying to get a sense of that.

Leigh Abrams - Drew Industries - President, CEO

Again, if we just narrowed it to the total RV it would be one number, and if we're successful, and we don't know whether we will be or not in taking it to other markets, it could be much larger.

Fred Zinn - Drew Industries - EVP, CFO

There is a pretty big potential. They are just a regional company right now; they don't do business in all parts of the country. They've got gaps in their customer list, so I think there is a lot of potential.

Leigh Abrams - Drew Industries - President, CEO

But more important than that, first we have to close the acquisition. It's not closed yet and we hope to do that by the end of June.

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

Kathryn Thompson - Avondale Partners - Analyst

Okay. And my final question. Any other, just in terms of modeling forward on SG&A, any other items that we should keep in mind that are more recurring? For instance, the option expense going forward for the remainder of the year?

Fred Zinn - Drew Industries - EVP, CFO

Just be aware that of course we are impacted also by higher fuel costs, so our delivery costs are up a little bit and our utility costs are up a little bit. They're not huge costs for us, but incrementally they do make an impact.

Kathryn Thompson - Avondale Partners - Analyst

All right, great. Thank you so much.

Operator

John Diffendal, BB&T Capital Markets.

John Diffendal - BB&T Capital Markets - Analyst

Good morning. Kathryn covered most of it, but going back you mentioned the bad debt expense, did you give a number on that relative to (multiple speakers) -- it may have washed out on my --?

Fred Zinn - Drew Industries - EVP, CFO

No, I didn't give a number. It's just a few hundred thousand dollars. It was very low in the fourth quarter and fairly average this quarter.

Leigh Abrams - Drew Industries - President, CEO

What happens during the year, we estimate bad debt accrual and then at the end of the year you have to true it up and this year it trued up pretty good.

John Diffendal - BB&T Capital Markets - Analyst

But there are no specific things that have started to emerge that are much different than what you had before?

Fred Zinn - Drew Industries - EVP, CFO

No, of course in economies like this I'd love to be able to put aside some more allowance for doubtful accounts, but we can't really do that because we collect it so quickly.

Leigh Abrams - Drew Industries - President, CEO

By the time the auditors sign off we've collected our entire year end balance.

Fred Zinn - Drew Industries - EVP, CFO

Yes. There are lots of accounts we're watching, no different than prior quarters and we keep monitoring them.

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

John Diffendal - BB&T Capital Markets - Analyst

Right. But I'm just wondering, you mentioned -- going back on the Seating Technology acquisition, I wonder if -- and I guess the biggest sort of positive would be say stretching them into other markets and other customers. But I was wondering if Jason might be able to give us a little bit of color on what they do, maybe if it's better than other people or just in terms of the cost structures, anything like that that's worth noting about them?

Jason Lippert - Drew Industries - Dir., CEO of Lippert Components

I can comment so much as to the fact that they're a lot like us with respect to customer service. These guys take care of their customers from a day-to-day standpoint, long-term standpoint. They're very responsive, they're very creative. They just do a good overall job with their customers in building relationships. And their people are strong and I think that our two companies are very similar from that standpoint.

I would like to think that we've got the strongest team in their marketplace there and we just, with our distribution channels, I think we've got an awesome opportunity to really realize some synergies and gain even more market share than what they've been gaining over the last 12 months themselves.

John Diffendal - BB&T Capital Markets - Analyst

To move outside the regions would it imply that you would have to have factories opened in some of these other areas or can they serve most of what they have out of the base they already currently have?

Jason Lippert - Drew Industries - Dir., CEO of Lippert Components

Well, it's kind bulky, a lot of the product is kind of bulky type product that you don't want to ship long distance. So you kind of have to be in the regions of the manufacturing and we've got plenty of capacity in the Northwest and the Southwest to expand their product lines out there, it's just a matter of timing, doing it at the right time and approaching the customers and all that stuff.

Leigh Abrams - Drew Industries - President, CEO

Again, I emphasize they still have to close the transaction which will be (multiple speakers).

John Diffendal - BB&T Capital Markets - Analyst

I understand. And just lastly, I think in earlier conversations -- I know you all have been doing some prebuying of steel and that most of that is sort of gone by now. So the steel price increases I guess you're pushing through basically right now. And I know you implied that it's a constant sort of thing, but your customer -- I mean give us a little more color in terms of -- is that process basically done now or is it later this month?

Fred Zinn - Drew Industries - EVP, CFO

Don't forget, John, the prices have been up monthly during this year, so it's kind of bleeding into our cost of sales with a couple of months lag. I know that's Jason and David have been out to some customers already to negotiate price (inaudible), but we have more to go.

John Diffendal - BB&T Capital Markets - Analyst

That's good. Thank you very much.

Operator

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

John (sic) Stember, Sidoti & Co.

Scott Stember - Sidoti & Co. - Analyst

Good morning.

Fred Zinn - Drew Industries - EVP, CFO

Hi Scott, how are you doing?

Scott Stember - Sidoti & Co. - Analyst

Regarding the 4% increase that you mentioned in the press release through April, could you talk about how much, if any, price increases are embedded in that number or is that pretty much just a true number?

Fred Zinn - Drew Industries - EVP, CFO

It's a 4% decrease.

Scott Stember - Sidoti & Co. - Analyst

Sorry, yes.

Fred Zinn - Drew Industries - EVP, CFO

There is very little in terms of price increases through that period. But you have to remember, there was an extra shipping day, an extra business day in the month of April.

Scott Stember - Sidoti & Co. - Analyst

Okay. And obviously that included any acquisition activity that happened last year?

Fred Zinn - Drew Industries - EVP, CFO

Yes.

Leigh Abrams - Drew Industries - President, CEO

It was very small; I think it was $4 million.

Fred Zinn - Drew Industries - EVP, CFO

Yes, it was $4 million of acquisition-related increases.

Scott Stember - Sidoti & Co. - Analyst

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

Another question about Seating Technology, I know the deal hasn't closed yet, but one of the other opportunities here that you guys have talked about is outside of the RV space and manufactured housing and maybe even in the marine boating industry. Can you just maybe give me a little bit more granularity on that?

Leigh Abrams - Drew Industries - President, CEO

Not really at this point. First we're going to try to grow the RV segment. First we have to close it and then we have to grow the RV segment and then we'll see where to go from there.

Scott Stember - Sidoti & Co. - Analyst

Okay. As far as cost-cutting goes, I know that you guys have gotten most of that out of the way, how would you clarify or classify what you have going forward that you can take out of the system?

Fred Zinn - Drew Industries - EVP, CFO

Well, just on what's already been done, this year 2008 we'll have reduced costs by more than $4 million. And I know there are additional cuts that have been planned recently, so it should be more than $4 million. We're late in the ballgame; we're not going to eliminate another 19 facilities.

Jason Lippert - Drew Industries - Dir., CEO of Lippert Components

A lot of it just depends on what the industry does too.

Scott Stember - Sidoti & Co. - Analyst

Okay, most of my other questions have been answered. Thanks.

Operator

Ed Aaron, RBC Capital Markets.

Ed Aaron - RBC Capital Markets - Analyst

Thanks, good morning. Fred, congratulations.

Fred Zinn - Drew Industries - EVP, CFO

Thank you.

Ed Aaron - RBC Capital Markets - Analyst

On the promotion. Just a few questions for you. First, on the whole pricing issue with the commodity inflation, can you just remind us how your pricing contracts are structured and if they're similar or different depending on account in terms of like your ability to just add on surcharges on a monthly or quarterly basis?

Leigh Abrams - Drew Industries - President, CEO

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

We generally don't have a lot of contracts and if we do have contracts they're cancelable on a short-term notice. So we just operate as a partnership we hope with our customers.

Ed Aaron - RBC Capital Markets - Analyst

So kind of a constant negotiation process you would say?

Leigh Abrams - Drew Industries - President, CEO

Yes. You have to satisfy your customer and your customer has to help us to survive as well. So it's a real partnership and that's the way we try to operate.

Ed Aaron - RBC Capital Markets - Analyst

Okay, thanks. The April sales number that you mentioned -- I know you don't really talk about monthly sales for every single month, but it looks like maybe there was a little bit of rate of change improvement relative to March. Is that a fair assumption?

Leigh Abrams - Drew Industries - President, CEO

Well again, you remember we have an extra day in April, so an extra day could add -- could be a couple of percent so it may have been down 7 or 8% instead of 4%. It's about the same; it's running about the same as it has been.

Fred Zinn - Drew Industries - EVP, CFO

Yes, it's not significantly different.

Ed Aaron - RBC Capital Markets - Analyst

Okay. And when you talk about the cost reduction number, that kind of $4 million minimum number that you threw out for this year, just to be clear that is a combination of the cost that you've taken out of the system plus just the general efficiency gains?

Fred Zinn - Drew Industries - EVP, CFO

It doesn't really include the efficiency gains. The efficiency gains do flow with the sales of our business. So this quarter our sales are down and our efficiencies are down a little bit. But the $4 million is just the facility consolidations, the fixed costs are the facility consolidations and the staff reductions.

Ed Aaron - RBC Capital Markets - Analyst

Okay. And then two last questions if I could. One, on the buyback, it didn't look like there was any activity this quarter. Was that a matter of price or is it having something to do with the acquisition that you ended up pursuing? And then secondly, Fred, just in your new seat as President there, maybe you could talk about any strategic initiatives that you're going to be working on there? Thanks.

Leigh Abrams - Drew Industries - President, CEO

I'll answer the first question; I'll let Fred answer the second. The first question, the buyback, we've basically been in a blackout almost since the time we announced it. First we were in a year-end blackout for 40 some odd days. And then we were in the midst of negotiating Seating Technology so we're in a blackout. And just about when we announced Seating Technology we were in the year-end blackout.

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

So it's been almost a nonstop blackout from beginning of December through today. And as you know, we constantly look at acquisitions. So we're extremely careful. But as soon as there's a real window when we're not looking at something we'll be a buyer.

Fred Zinn - Drew Industries - EVP, CFO

And in terms of your second question, I think if you look at our history we've got a pretty good track record. I don't anticipate that an awful lot will change. I do think that we've got a lot of room for growth. You look at our product now, our sales into the RV industry account for about 10% or 11% or there abouts of typical travel trailer and fifth wheel. And I think we can grow that a lot more with acquisitions like Seating Technology or others that give us new platforms to grow on. But I think you'll see us maintain the winning combination we've had in the past.

Ed Aaron - RBC Capital Markets - Analyst

Thanks, guys.

Operator

(OPERATOR INSTRUCTIONS). Arnold Brief, Goldsmith & Harris.

Arnold Brief - Goldsmith & Harris - Analyst

Two questions. One, given the past experience, maybe you could discuss price points and mortgage activity in the manufactured housing industry, maybe you could discuss what you would expect the change in the mortgage provisions from $50,000 to $70,000. What could that mean assuming it's passed, what do you think the impact would be on the industry, number one? And then number two, in this period where people are -- margins are depressed, sales are depressed, what have you, are acquisition opportunities becoming more available, has activity picked up or not?

Leigh Abrams - Drew Industries - President, CEO

Well, let's start with the first one. The $50,000 limit basically limited people to single section homes or to a very low in multi, but $70,000 would open up the multisection market for FHA financing which could be a big number. I've heard estimates of 5,000 to 10,000 additional homes, but first we have to pass that law too. It's been passed by the Senate and by the House and it's been in conference for quite a while. The President has since indicated that he would sign it, but it's still not out of conference.

I think David Webster said it earlier; you're in an election year. It's very tough to get any business done in an election year. We're hoping that this doesn't just get bogged down and does get passed. But it would be a boost for the industry.

Secondarily, yes, acquisition pipeline. We've said right now the retiree for instance is not selling his home, either because the can't find a buyer or because maybe he thought he was going to get $300,000 for it last year and now he can only get $250,000 for it, so he says I'm certainly not selling it. And I think you also see that in the acquisition market where people say, well, my business was worth $10 million last year and we say, yes, but now it's worth only $6 million. He says, well fine, I'm not selling when it's $10 million.

But despite that, the acquisition market is available. There maybe are actually even slightly more companies for sale right now than we've seen in the past. But as you know, we're a very tough acquirer, very patient, very tough and we wait for our price. We'll just have to wait and see what happens, but there is that reluctance to sell at a lower price.

Arnold Brief - Goldsmith & Harris - Analyst

Okay.

Operator

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Final Transcript
May. 05. 2008 / 11:00AM ET, DW - Q1 2008 Drew Industries Incorporated Earnings Conference Call

And there are no more questions at this time. I will turn it back to Leigh Abrams for closing remarks.

Leigh Abrams - Drew Industries - President, CEO

Thank you, J.D. Again, I appreciate everybody listening in and please feel free to contact either Fred or myself. Have a good day.

Editor

Forward-Looking Statements

This document may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's common stock and other matters. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this press release and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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